BB&T
PROMISSORY NOTE

Borrower: Industrial Services of America, Inc.
Account Number: 9580514992	Note Number: 00004
Address: 7100 GRADE LN	LOUISVILLE , Kentucky
LOUISVILLE, KY 40213-3424	Date: December 31, 2002

THE UNDERSIGNED REPRESENTS THAT THE LOAN EVIDENCED HEREBY IS BEING OBTAINED FOR BUSINESS/COMMERCIAL OR AGRICULTURAL PURPOSES. For value received, the undersigned, jointly and severally, if more than one, promises to pay to BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the "Bank"), or order, at any of Bank's offices in the above referenced city (or such other place or places that may be hereafter designated by Bank), the sum of

TWO MILLION FIVE HUNDRED THOUSAND DOLLARS & 00/100 Dollars ($ 2,500,000.00 ), in immediately available coin or currency of the United States of America.

[ X ]	Fixed rate of 6.750 % per annum.
[ ]

Variable rate of Bank's Prime Rate plus ______________% per annum to be adjusted __________________ as the Bank's Prime Rate changes. If check here [    ], the interest rate will not exceed a(n) [   ] fixed [   ] average maximum rate of ________________% or a [   ] floating maximum rate of the greater of __________% or the Bank's Prime Rate; and the interest rate will not decrease below a fixed minimum rate of _______________%. If an average maximum rate is specified, a determination of any required reimbursement of Interest by Bank will be made: [   ] when Note is repaid in full by Borrower [   ] annually beginning on __________________.

[ ]

Fixed rate of __________________% per annum through ________________________ which automatically converts on ___________________ to a variable rate equal to the Bank's Prime Rate plus ___________% per annum which shall be adjusted ___________________________as such Prime Rate changes.

[ ]	_______________________________________________________________________________________
Principal and interest payable as follows
[ ]	Principal (plus any accrued interest not otherwise scheduled herein)	]is due in full at maturity on ______.
[ ]	Principal plus accrued interest
[ X ]	Payable in consecutive Monthly installments of	[ ] Principal	]Commencing on 01/30/2003
[ X ] Principal and interest
And continued on the same day of each calendar period thereafter, in 59 equal payments of $34,997.15, with one final payment of all remaining principal and accrued interest due on 12/30/2007 .
[ ]

ChoiceLine Payment Option: 2% of outstanding balance is payable monthly commencing on ___________ and continuing on the same day of each calendar period thereafter, with one final payment of all remaining principal and accrued interest due on _______________________.

[ ]

Accrued interest is payable ______________ commencing on _________________ and continuing on the same day of each calendar period thereafter, with one final payment of all remaining interest due on _______________________.

[ ]

Bank reserves the right in its sole discretion to adjust the fixed payment due hereunder ______________ on ____________________ and continuing on the same day of each calendar period thereafter, in order to maintain an amortization period of no more than __________ months from the date of this Note. Borrower understands the payment may increase if interest rates increase.

[ ]	Prior to an event of default, Borrower may borrow, repay, and reborrow hereunder pursuant to the terms of the Loan Agreement, hereinafter defined.
[ ]	______________________________________________________________________________________.
[ ]	Borrower hereby authorizes Bank to automatically debit from its demand, deposit, or savings account(s) with Bank, any payment(s) due under this Note on the date(s) due.

        The undersigned shall pay to Bank a late fee in the amount of five percent (5%) of any installment past due for ten (10) or more days, when any installment payment is past due for ten (10) or more days, subsequent payments shall first be applied to the past due balance. In addition, the undersigned shall pay to Bank a returned payment fee if the undersigned or any other obligor hereon makes any payment at any time by check or other instrument, or by any electronic means, which is returned to Bank because of nonpayment due to nonsufficient funds.

        All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount described above, the fixed payment amount shall be immediately increased, or additional supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank's sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest for previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as the interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in the variable interest rates; provided that unless elected otherwise above, the fixed payment amount shall not be reduced below the original fixed payment amount. However, Bank shall have the right, in its sole discretion, to lower the fixed payment amount below the original payment amount.

This note ("NOTE") is given by the undersigned in connection with the following agreements (if any) between the undersigned and the Bank:

Deed(s) of Trust / Mortgage(s) granted in favor of Bank as beneficiary / mortgagee:
[ ]	dated __________________ in the maximum principal amount of $________________________________ granted by _____________________________________________________________________________.
[ ]	dated __________________ in the maximum principal amount of $________________________________ grated by ______________________________________________________________________________.
Security Agreement(s) granting a security interest to Bank:
[ ]	dated 12/31/2002 give by Industrial Services of America, Inc.
[ ]	dated ___________________ given by _______________________________________________________ ______________________________________________________________________________________.
[ ]	Securities Account Pledge and Security Agreement dated _______________________________________, executed by ____________________________________________________________________________.
[ ]	Control Agreement(s) dated __________________, covering
[ ] Deposit Account(s)	[ ] Investment Property
[ ] Letter of Credit Rights	[ ] Electronic Chattel Paper
[ ]	Assignment of Certificate of Deposit, Security Agreement, and Power of Attorney (for Certificated Certificates of Deposit) dated _____________, executed by ______________________________________.
[ ]	Pledge and Security Agreement for Publicly Traded Certificated Securities dated _____________________ executed by ____________________________________________________________________________.
[ ]	Assignment of Life Insurance Policy as Collateral dated _______________________________, executed by ______________________________________________________________________________________.
[ ]	Loan Agreement dated _______________ executed by Borrower and [ ] Guarantor(s).
[ ]	______________________________________________________________________________________.

All of the terms, conditions and covenants of the above described agreements (the "Agreements") are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Agreements and any other agreements by and between the undersigned and the Bank.

        Borrower agrees that the only interest charge is the interest actually stated in this Note, and that any loan or origination fee shall be deemed charges rather than interest, which charges are fully earned and non-refundable. It is further agreed that any late charges are not a charge for the use of money but are imposed to compensate Bank for some of the administrative services, costs and loses associated with any delinquency or default under this Instrument, and said charges shall be fully earned and non-refundable when accrued. All other charges imposed by Bank upon Borrower in connection with this Instrument and the loan including, without limitation, any commitment fees, loan fees, facility fees, origination fees, discount points, default and late charges, prepayment fees, reasonable attorneys' fees and reimbursements for costs and expenses paid by Bank to third parties or for damages incurred by Bank are and shall be deemed to be charges incurred by Bank in connection with this Instrument and the Loan and shall under no circumstances be deemed to be charges for the use of money. All such charges shall be fully earned and non-refundable when due.

        No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or of any other right on any future occasion. Every one of the undersigned and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

        The failure to pay any part of the principal or interest when due on this Note or to fully perform any covenant, obligation or warrant on this or any other liability to the Bank by any one or more of the undersigned, by any affiliate of the undersigned (as defined in 11 USC Section (101) (2)), or by any guarantor or surety of this Note (said affiliate, guarantor, and surety are herein called Obligor); or if any financial statement or other representation made to the Bank by any of the undersigned or any Obligor shall be found to be materially incorrect or incomplete; or in the event the default pursuant to any of the Agreements or any other obligation of any of the undersigned or any Obligor in favor of the Bank; or in the event the Bank demands that the undersigned secure or provide additional security for its obligations under this Note and security deemed adequate and sufficient by the Bank is not given when demanded; or in the event one or more of the undersigned or any Obligor shall die, terminate its existence, allow the appointment of a receiver for any part of its property, make an assignment for the benefit of creditors, or where a proceeding under bankruptcy or insolvency laws is initiated by or against any of the undersigned or any Obligor; or in the event the Bank should otherwise deem itself, its security interest, or any collateral unsafe or insecure; or should the Bank in good faith believe that the prospect of payment or other performance is impaired; or if there is an attachment, execution, or other judicial seizure of all or any portion of the Borrower's or any Obligor's assets, including any action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 20 days, or if final judgment for the payment of money shall be rendered against the execution thereon is effectively stayed; or the termination of any guaranty agreement given in connection with this Note, then any one of the same shall be a material default hereunder and this Note and other debts due the Bank by any one or more of undersigned shall immediately become due and payable without notice, at the option of the Bank. From and after any event of default hereunder, interest shall accrue on the sum of the principal balance and accrued interest then outstanding at the variable rate equal to the Bank's Prime Rate plus 5% per annum ("Default Rate"), provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of Kentucky; and further provided that such rate shall apply after judgement. In the event of any default, the then remaining unpaid principal amount and accrued but unpaid interest then outstanding shall bear interest at the Default Rate called for hereunder until such principal and interest have been paid in full. In addition, upon default, the Bank may pursue its full legal remedies at law or equity, and the balance due hereunder may be charged against any obligation of the Bank to any party including any Obligor. Bank shall not be obligated to accept any check, money order, or other payment instrument marked "payment in full" on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless in fact such payment is in fact sufficient to pay the amount due hereunder.

        The term "Prime Rate," if used hereunder, means the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate. The Prime Rate is one of several rate indexes employed by the Bank when extending credit. Any change in the interest rate resulting from a change in the Bank's Prime Rate shall become effective as of the opening of business on the effective date of the change. If this Note is placed with an attorney for collection, the undersigned agrees to pay, in addition to principal and interest, all costs of collection, including but not limited to reasonable attorneys' fees. All obligations of the undersigned and of any Obligor shall bind this heirs, executors, administrators, successors, and/or assigns. Use of the masculine pronoun herein shall include the feminine and the neuter, and also the plural. If more than one party shall execute this Note, the term "undersigned" as used herein shall mean all the parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. Wherever possible, each provision of this Note shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the undersigned hereby waive all exemptions and homestead laws. The proceeds of the loan evidenced by this Note may be paid to any one or more of the undersigned.

        From time to time the maturity date of this Note may be extended, or this Note may be renewed in whole or in part, or a new note of different form may be substituted for this Note, or the rate of interest may be modified, or changes may be made in consideration of loan extensions, and the holder hereof, from time to time may waive or surrender, either in whole or in part any rights, guaranties, secured interest, or liens, given for the benefit of the holder in connection with the payment and the securing the payment of this Note; but no such occurrence shall in any manner affect, limit, modify, or otherwise impair any rights, guaranties or security of the holder not specifically waived, released, or surrendered in writing, nor shall the undersigned makers, or any guarantor, endorser, or any person who is or might be liable hereon, either primarily or contingently, be released from such event. The holder hereof, from time to time shall have the unlimited right to release any person who might be liable hereon, and such release shall not affect or discharge the liability of any other person who is or might be liable hereon. No waivers and modifications shall be valid unless in writing and signed by the Bank. The Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of the Note not prohibited by Kentucky law. In case of a conflict between the terms of this Note and the Loan Agreement executed in connection herewith, the priority of controlling terms shall be first this Note, then the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of Kentucky.

CREDIT LIFE AND DISABILITY INSURANCE

Subject to certain underwriting criteria and limitations, INDIVIDUALS AND ADDITIONAL CO-MAKERS HAVE THE RIGHT TO REQUEST CREDIT LIFE AND DISABILITY INSURANCE PROTECTION FOR THIS LOAN. One or two Borrowers/Co-makers may be covered by BB&T Credit Life Insurance and one Borrower/Co-maker may be covered by BB&T Credit Disability Insurance. However, the purchase of credit life and credit disability insurance from the Bank is not a condition of obtaining this loan.

I, the undersigned, desire the credit insurance with the cost and terms described below and promise to pay the premium of such insurance coverage. I understand that I may cancel this credit insurance at any time. I represent that, to the best of my knowledge, I am in good health and am insurable.

[ ] Product I: Complete the following:
[ ] Fidelity Security Insurance Company Flex Plan (Complete separate application)

CREDIT LIFE INSURANCE
[ ] Single	[ ] Level
[ ] Joint	[ ] Decreasing
Effective Date	Term in Mos.	Amount Financed	Interest Rate	Credit Life Premium

_______________	_______________	$______________	____________	$________________

CREDIT DISABILITY INSURANCE	Monthly Benefit Amount	Credit Disability Premium
Effective Date and Terms in Mos. Same as Credit Life Insurance Above _________________________________	$______________________	$______________________

Credit Disability Insurance is subject to a 14-day elimination period and a 60-month maximum benefit period. Only the Borrower or Co-Maker who signs the first line under "Signature(s) of Insured" is covered by Credit Disability Insurance.

Date of Birth	Signature of Insured	Total Credit Life and Disability Insurance Premium

_________________	___________________________________ Signature of Primary Insured

_________________	___________________________________ Signature of Secondary Insured	$_________________________

(SIGNATURES ON FOLLOWING PAGE)

BB&T
PROMISSORY NOTE SIGNATURE PAGE

Borrower: Industrial Services of America, Inc.
Account Number: 9580514992	Note Number: 00004
Note Amount: 2,500,000.00	Date: 12/31/2002

Notice of Right to Copy of Appraisal: If a 1-4 family residential dwelling is pledged as collateral for this Note, you, the undersigned, have a right to a copy of the real estate appraisal report used in connection with your application for credit. If you wish to receive a copy, please notify in writing the branch office where you applied for credit. You must forward your request to the Bank no later than 90 days after the date of this Note. In your request letter, please provide your name, mailing address, appraised property address, the date of this Note, and the Account and Note Numbers shown on the front of this Note.

IN WITNESS WHEREOF, the undersigned, on the day and year first written above, has caused this note to be executed.

If Borrower is a Corporation:

INDUSTRIAL SERVICES OF AMERICA, INC.
NAME OF CORPORATION

By: /s/ Alan Schroering
Alan Schroering, POA for Harry Kletter Title: Chairman of the Board and CEO

By: /s/ David Lee
David Lee, POA for Harry Kletter Title: Chairman of the Board and CEO

If Borrower is a Partnership, Limited Liability Company, or Limited Liability Partnership:

WITNESS:	_____________________________________________
NAME OF PARTNERSHIP, LLC OR LLP

____________________________________________	By: ___________________________________ (SEAL)
GENERAL PARTNER OR MANAGER

____________________________________________	By: ___________________________________ (SEAL)
GENERAL PARTNER OR MANAGER

____________________________________________	By: ___________________________________ (SEAL)
GENERAL PARTNER OR MANAGER

If Borrower is an Individual
WITNESS:
____________________________________________	_______________________________________(SEAL)

Additional Co-makers
WITNESS:
____________________________________________	_______________________________________(SEAL)

____________________________________________	_______________________________________(SEAL)

____________________________________________	_______________________________________(SEAL)

____________________________________________	_______________________________________(SEAL)

BB&T
PREPAYMENT PENALTY ADDENDUM TO PROMISSORY NOTE

      THIS ADDENDUM is hereby made a part of the Promissory Note dated DECEMBER 31, 2002 from INDUSTRIAL SERVICES OF AMERICA, INC. ("Borrower") payable to the order of Branch Banking and Trust Company ("Bank") in the principal amount of $2,500,000.00 (including all renewals, extensions, modifications and substitutions therefore, the "Note").

I.	DEFINITIONS

Fixed Rate Period means the period during which the applicable fixed rate is to remain in effect.

II.	PREPAYMENT COMPENSATION

Calculating the Prepayment Compensation. Each prepayment of the principal of the Note, in whole or in part and whether voluntary, mandatory, upon acceleration or otherwise, shall be made after giving the Bank at least one day's prior notice and shall be accompanied by an additional amount deemed necessary by the Bank to compensate the Bank for any losses, costs or expenses which the Bank may incur as a result of such prepayment. If Borrower makes a prepayment without having given prior notice to the Bank, the prepayment compensation shall be payable on demand. The determination of prepayment compensation due the Bank hereunder shall be made by the Bank in good faith and shall be conclusive absent manifest error.

Notwithstanding the foregoing paragraph, proceeds of equipment sales may be applied as unscheduled principal reductions to the loan without a prepayment penalty up to an aggregate amount of $250,000.00 during any calendar year.

For any principal prepayment of the Note, the Borrower shall pay 3% of the amount of the principal prepayment if made between January 1, 2003 and December 31, 2003; 3% of the amount of the principal prepayment if made between January 1, 2004 and December 31, 2004; 3% of the amount of the principal prepayment if made between January 1, 2005 and December 31, 2005; 2% of the amount of the principal prepayment if made between January 1, 2006 and December 31, 2006; and 1% of the amount of the principal prepayment if made between January 1, 2007 and December 31, 2007.

BORROWER:

	Individual(s):		Partnership or Limited Partnership:

	_________________________________	(SEAL)	_______________________________
Enter Name
	_________________________________	(SEAL)	By: _______________________________ (SEAL)
	Enter Name		Enter Name, General Partner

	Corporation:		Limited Liability Company/Partnership:

	Industrial Services of America, Inc.		_______________________________

By:	/s/ Alan Schroering		By: _______________________________ (SEAL)
	Alan Schroering, POA for Harry Kletter		Enter Name, Manager or Member
Title:	CEO

By:	/s/ David Lee
David Lee, POA for Harry Kletter
Title:	CEO